Exhibit 99.2

CUSIP NUMBER 46205P100	13D	Page 17 of 18 Pages

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: January 6, 2011

CUSIP NUMBER 46205P100	13D	Page 18 of 18 Pages

New Atlantic Venture Fund III, L.P.
By: New Atlantic Fund III, LLC

By:	/s/ John C. Backus
Name:	John C. Backus
Title:	Managing Member

New Atlantic Entrepreneur Fund III, LLC
New Atlantic Fund III, LLC

By:	/s/ John C. Backus
Name:	John C. Backus
Title:	Managing Member

New Atlantic Fund III, LLC

By:	/s/ John C. Backus
Name:	John C. Backus
Title:	Managing Member

NAV Managers Fund, LLC

By:	/s/ Todd L. Hixon
Name:	Todd L. Hixon
Title:	Member

/s/ John C. Backus John C. Backus

/s/ Thanasis Delistathis Thanasis Delistathis

/s/ Todd L. Hixon Todd L. Hixon

/s/ Scott M. Johnson Scott M. Johnson